Exhibit 99.1

Press Release For immediate release

Invesco Reports Results for the Three Months and Year Ended December 31, 2023

Investor Relations Contacts: Media Relations Contact:	Greg Ketron Jennifer Church Andrea Raphael	404-724-4299 404-439-3428 212-323-4202

Invesco Announces Fourth Quarter Diluted EPS of $(1.64); Adjusted Diluted EPS(1) of $0.47
Intangible impairment of $1.2 billion negatively impacted Fourth Quarter Diluted EPS by $2.10

Atlanta, January 23, 2024 -- Invesco Ltd. (NYSE: IVZ) today reported financial results for the three months and year ended December 31, 2023.
•$6.7 billion of net long-term inflows for the quarter, with net long-term inflows of $12.4 billion from ETFs, $1.4 billion from active fixed income, $1.5 billion from Greater China and $0.2 billion from private markets
•$10.2 billion of net long-term inflows for the full year 2023, with net long-term inflows of $32.7 billion from ETFs
•$1,585.3 billion in ending AUM, an increase of 6.6% from the prior quarter and an increase of 12.5% from the prior year-end
•(76.1)% operating margin in Q4 2023 includes $1.2 billion non-cash intangible asset impairment; 26.3% adjusted operating margin(1) was not impacted by the intangible impairment
•$22 million of organizational change expenses negatively impacted fourth quarter operating margin by 150 basis points and adjusted operating margin by 210 basis points
•Net debt(2) reduced to $20.3 million and ended the year with $1.5 billion in cash and cash equivalents

Update from Andrew Schlossberg, President and CEO

"Organic flow growth outperformed in the fourth quarter and the year during a challenging environment for organic asset growth in 2023. Led by 17% organic growth in our global ETF platform, several of our key capabilities delivered net long-term inflows during the quarter including Greater China, Fixed Income, Private Markets, and SMAs. This performance demonstrates the strength of the firm’s market position and our ability to leverage the breadth of our platform to meet client needs in various cycles."

"Over the past year, we streamlined our business to more effectively and efficiently improve investment and financial performance, address emerging trends in the asset management industry, and meet client demand. We will continue to invest in high-demand solutions while maintaining a disciplined approach to expenses, focusing on profitable growth, and further strengthening our balance sheet. Our range of investment capabilities, geographic positioning, discipline to drive performance, and simplified organizational structure allow us to execute at pace with ever changing client needs."

“As we enter 2024, we are well positioned to help clients navigate the impact of evolving market dynamics and subsequent changes to their portfolios. As market sentiment improves, this should translate to even greater scale, performance, and improved profitability for Invesco. I would like to thank my colleagues, Executive Leadership Team, and our Board of Directors for their efforts in 2023, their focus on our clients, and support for a smooth transition during the year. I am excited for the future of Invesco.”
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(1) Represents non-GAAP financial measure. See the information on pages 9 through 12 for a reconciliation to the most directly comparable U.S. GAAP measure.
(2) Net debt: Debt less Cash and cash equivalents

Net flows:
Net long-term inflows were $6.7 billion for the fourth quarter, compared to $2.6 billion of net long-term inflows in the third quarter.

Retail and institutional net long-term inflows were $4.6 billion and $2.1 billion, respectively. Net long-term flows by asset class included net long-term inflows of $8.3 billion in equity products and $0.1 billion in fixed income products, which were partially offset by net long-term outflows of $1.3 billion in balanced products and $0.4 billion in alternatives products. On a geographic basis, the Asia Pacific and Americas regions achieved net long-term inflows of $5.8 billion and $1.5 billion, respectively, while the EMEA region experienced net long term outflows of $0.6 billion.

Net market gains and foreign exchange rate movements increased AUM in the fourth quarter by $86.9 billion and $11.0 billion, respectively. We had inflows of $3.1 billion in non-management fee earning products and outflows of $18.1 billion in money market funds during the quarter. Ending AUM increased 6.6% while average AUM decreased 0.9% during the fourth quarter.

Summary of net flows (in billions)	Q4-23	Q3-23	Q4-22	2023	2022
Active	$(7.2)	$(10.9)	$(10.5)	$(29.0)	$(28.3)
Passive	13.9	13.5	7.3	39.2	27.8
Net long-term flows	6.7	2.6	(3.2)	10.2	(0.5)
Non-management fee earning AUM	3.1	3.6	(2.1)	6.2	(3.2)
Money market	(18.1)	(16.1)	30.1	(11.1)	56.4
Total net flows	$(8.3)	$(9.9)	$24.8	$5.3	$52.7

Annualized long-term organic growth rate (1)	2.4%	0.9%	(1.2)%	0.9%	—%

(1) Annualized long-term organic growth rate is calculated using net long-term flows (annualized) divided by average long-term AUM for the period. Long-term AUM excludes money market and non-management fee earning AUM.

Fourth Quarter Highlights:

Financial Results	Q4-23		Q3-23		Q4-23 vs. Q3-23	Q4-22		Q4-23 vs. Q4-22
U.S. GAAP Financial Measures
Operating revenues	$1,413.4	m	$1,442.0	m	(2.0)%	$1,443.4	m	(2.1)%
Operating income/(loss)	($1,075.8	m)	$227.7	m	N/A	$245.1	m	N/A
Operating margin	(76.1%)		15.8%			17.0%
Net income/(loss) attributable to Invesco Ltd.	($742.3	m)	$131.4	m	N/A	$187.8	m	N/A
Diluted EPS	($1.64)		$0.29		N/A	$0.41		N/A

Adjusted Financial Measures (1)
Net revenues	$1,045.9	m	$1,098.2	m	(4.8)%	$1,108.1	m	(5.6)%
Adjusted operating income	$275.4	m	$309.2	m	(10.9)%	$338.9	m	(18.7)%
Adjusted operating margin	26.3%		28.2%			30.6%
Adjusted net income attributable to Invesco Ltd.	$212.7	m	$159.2	m	33.6%	$177.8	m	19.6%
Adjusted diluted EPS	$0.47		$0.35		34.3%	$0.39		20.5%

Assets Under Management
Ending AUM	$1,585.3	bn	$1,487.3	bn	6.6%	$1,409.2	bn	12.5%
Average AUM	$1,515.6	bn	$1,528.7	bn	(0.9)%	$1,391.5	bn	8.9%

Headcount	8,489		8,603		(1.3)%	8,611		(1.4)%

2023 Highlights:

Financial Results	2023		2022		% Change
U.S. GAAP Financial Measures
Operating revenues	$5,716.4	m	$6,048.9	m	(5.5)%
Operating income/(loss)	($434.8	m)	$1,317.7	m	N/A
Operating margin	(7.6%)		21.8%
Net income/(loss) attributable to Invesco Ltd.	($333.7	m)	$683.9	m	N/A
Diluted EPS	($0.73)		$1.49		N/A

Adjusted Financial Measures (1)
Net revenues	$4,310.7	m	$4,645.0	m	(7.2)%
Adjusted operating income	$1,213.5	m	$1,614.8	m	(24.9)%
Adjusted operating margin	28.2%		34.8%
Adjusted net income attributable to Invesco Ltd.	$689.7	m	$773.2	m	(10.8)%
Adjusted diluted EPS	$1.51		$1.68		(10.1)%

Assets Under Management
Ending AUM	$1,585.3	bn	$1,409.2	bn	12.5%
Average AUM	$1,500.6	bn	$1,452.5	bn	3.3%
(1) Represents non-GAAP financial measure. See the information on pages 9 through 12 for a reconciliation to the most directly comparable U.S. GAAP measure.

U.S. GAAP Operating Results:

Fourth Quarter 2023 compared to Third Quarter 2023

Operating revenues and expenses: Operating revenues decreased $28.6 million in the fourth quarter compared to the third quarter as a result of lower average AUM and shifts in the asset mix to lower yield products. Investment management fees decreased $38.0 million during the period. Service and distribution fees decreased $8.9 million. Performance fees were $19.5 million and were earned primarily from institutional and real estate products.

Operating expenses increased $1,274.9 million in the fourth quarter as compared to the third quarter primarily due to a $1,248.9 million non-cash impairment of our indefinite-lived intangible assets related to prior acquisitions of management contracts of U.S. retail mutual funds. Excluding the intangible asset impairment, operating expenses increased $26 million. Third party distribution, service and advisory costs increased $11.2 million. Employee compensation expense decreased $9.7 million primarily due to lower costs related to organizational changes, and lower staff and variable compensation costs, partially offset by mark to market gains on deferred compensation liabilities. General and administrative expenses increased $18.7 million primarily due to consulting and professional fees related to our continued investment in foundational technology projects, including the Alpha platform, and higher legal and regulatory costs.

Non-operating income and expenses: Equity in earnings of unconsolidated affiliates was $9.1 million, earned primarily from our China joint venture. Interest and dividend income was $21.3 million earned from deferred compensation investments and cash and cash equivalents. Other gains and losses were a net gain of $73.0 million, primarily driven by a $45 million gain on the sale of certain Hong Kong pension sponsorship rights and net market gains of $29.1 million on deferred compensation and other investments. Other net income/(expense) of consolidated investment products (CIP) was a gain of $55.7 million, primarily driven by market gains on the underlying investments held by the funds.

The tax provision was a benefit of $(266.4) million in the fourth quarter as compared to an expense of $61.3 million in the third quarter, resulting in effective tax rates of 28.5% and 26.7% in the fourth and third quarters, respectively. The effective tax rate in the fourth quarter as compared to the third quarter was favorably impacted by the resolution of certain tax matters, the favorable tax treatment of the gain on the sale of certain Hong Kong pension sponsorship rights, and the increase in income attributable to CIP.

Diluted earnings per common share: Diluted earnings per common share was $(1.64) for the fourth quarter of 2023 which was negatively impacted by the $1,248.9 million intangible impairment.

Fourth Quarter 2023 compared to Fourth Quarter 2022

Operating revenues and expenses: Operating revenues decreased $30.0 million in the fourth quarter of 2023 compared to the fourth quarter of 2022. Investment management fees decreased $3.8 million. Service and distribution fees increased $12.1 million. Performance fees were $19.5 million, a decrease of $35.5 million from the fourth quarter of 2022.

Excluding the intangible asset impairment, operating expenses increased $42 million. General and administrative expenses increased $26.3 million primarily due to consulting and professional fees related to our continued investment in foundational technology projects, including the Alpha platform, higher legal and regulatory costs and expenses related to consolidated investments products (CIP). Transaction, integration and restructuring costs were nil in the fourth quarter of 2023 compared to a benefit of $13.6 million in the fourth quarter of 2022.

The tax provision was a benefit of $(266.4) million in the fourth quarter of 2023 as compared to an expense of $89.6 million in the fourth quarter of 2022, resulting in effective tax rates of 28.5% and 23.0% in the fourth quarters of 2023 and 2022, respectively. The effective tax rate in the fourth quarter of 2023 as compared to the fourth quarter of 2022 was favorably impacted by the resolution of certain tax matters, the favorable tax treatment of the gain on the sale of certain Hong Kong pension sponsorship rights, and the favorable impact of a change in the mix of income across tax jurisdictions.

Adjusted(1) Operating Results:

Fourth Quarter 2023 compared to Third Quarter 2023

Net revenue and adjusted operating expenses: Net revenues in the fourth quarter of 2023 decreased $52.3 million compared to the third quarter primarily due to lower average AUM and shifts in the asset mix to lower yield products.
Adjusted operating expenses in the fourth quarter 2023 decreased $18.5 million compared to the third quarter, primarily due to lower employee compensation expenses due to lower costs related to organizational changes as well as lower staff and variable compensation costs.

Adjusted operating income decreased $33.8 million in the fourth quarter compared to the third quarter. Adjusted operating margin declined to 26.3% from 28.2% for the prior quarter.

Non-operating income and expenses: Equity in earnings of unconsolidated affiliates was a loss of $2.9 million. Interest and dividend income was $19.4 million. Other gains and losses were a net gain of $45.6 million primarily driven by a gain on the sale of certain Hong Kong pension sponsorship rights.

The effective tax rate on adjusted net income decreased to 9.9% in the fourth quarter from 23.6% in the third quarter. The decrease in the effective tax rate was primarily due to a discrete tax benefit related to the resolution of certain tax matters, the favorable tax treatment of the gain on the sale of certain Hong Kong pension sponsorship rights and the favorable impact of a change in the mix of income across tax jurisdictions.

Adjusted diluted earnings per common share was $0.47 for the fourth quarter of 2023.

Fourth Quarter 2023 compared to Fourth Quarter 2022

Net revenues and adjusted operating expenses: Net revenue in the fourth quarter of 2023 decreased $62.2 million compared to the fourth quarter of 2022 due to shifts in the asset mix to lower yield products.

Adjusted operating expenses increased $1.3 million compared to the fourth quarter of 2022.

Adjusted operating income decreased $63.5 million compared to the fourth quarter of 2022. Adjusted operating margin declined to 26.3% from 30.6% for the for the fourth quarter of 2022.

The effective tax rate on adjusted net income decreased to 9.9% in the fourth quarter of 2023 from 26.9% in the fourth quarter of 2022. The decrease in the effective tax rate was primarily due to a discrete tax benefit related to the resolution of certain tax matters, the favorable tax treatment of the gain on the sale of certain Hong Kong pension sponsorship rights, and the favorable impact of a change in the mix of income across tax jurisdictions.
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(1) Represents non-GAAP financial measure. See the information on pages 9 through 12 for a reconciliation to the most directly comparable U.S. GAAP measure.

Capital Management:
Cash and cash equivalents: $1,469.2 million at December 31, 2023 ($1,241.5 million at September 30, 2023).

Debt: $1,489.5 million at December 31, 2023 ($1,489.1 million at September 30, 2023). The credit facility balance was zero as of December 31, 2023 and September 30, 2023.

Net Debt(2): $20.3 million at December 31, 2023 ($247.6 million at September 30, 2023)

Common shares outstanding (end of period): 449.5 million

Diluted common shares outstanding (end of period): 453.0 million

Dividends paid: $90.2 million (common); $59.2 million (preferred)
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(2) Net debt: Debt less Cash and cash equivalents

Common dividends declared: The company is announcing a fourth quarter cash dividend of $0.20 per share to holders of common shares. The dividend is payable on March 4, 2024, to common shareholders of record at the close of business on February 16, 2024, with an ex-dividend date of February 15, 2024.

Preferred dividends declared: The company is announcing a preferred cash dividend of $14.75 per share representing the period from December 1, 2023 through February 28, 2024. The preferred dividend is payable on March 1, 2024.

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About Invesco Ltd.

Invesco is a global independent investment management firm dedicated to delivering an investment experience that helps people get more out of life. Our distinctive investment teams deliver a comprehensive range of active, passive and alternative investment capabilities. With offices in more than 20 countries, Invesco managed $1.6 trillion in assets on behalf of clients worldwide as of December 31, 2023. For more information, visit invesco.com/corporate.

Members of the investment community and general public are invited to listen to the conference call today, January 23, 2024, at 9:00 a.m. ET by dialing one of the following numbers: 1-866-803-2143 for U.S. and Canadian callers or 1-210-795-1098 for international callers, using the Passcode: Invesco. An audio replay of the conference call will be available until Wednesday, February 7, 2024 by calling 1-800-834-5839 for U.S. and Canadian callers or 1-203-369-3351 for international callers. A presentation highlighting the company's performance will be available during a live Webcast and on Invesco's Website at invesco.com/corporate.

# # #

This release, and comments made in the associated conference call today, may include “forward-looking statements.” Forward-looking statements include information concerning future results of our operations, expenses, earnings, liquidity, cash flow, capital expenditures, and assets under management and could differ materially from events that actually occur in the future due to known and unknown risks and other important factors, including, but not limited to, industry or market conditions, geopolitical events and pandemics or health crises and their respective potential impact on the company, acquisitions and divestitures, debt and our ability to obtain additional financing or make payments, regulatory developments, demand for and pricing of our products and other aspects of our business or general economic conditions. In addition, words such as “believes,” “expects,” “anticipates,” “intends,” “plans,” “estimates,” “projects,” “forecasts,” and future or conditional verbs such as “will,” “may,” “could,” “should,” and “would” as well as any other statement that necessarily depends on future events, are intended to identify forward-looking statements. None of this information should be considered in isolation from, or as a substitute for, historical financial statements.

Forward-looking statements are not guarantees, and they involve risks, uncertainties and assumptions. Although we make such statements based on assumptions that we believe to be reasonable, there can be no assurance that actual results will not differ materially from our expectations. We caution investors not to rely unduly on any forward-looking statements and urge you to carefully consider the risks described in our most recent Form 10-K and subsequent Forms 10-Q, filed with the Securities and Exchange Commission. You may obtain these reports from the SEC’s website at www.sec.gov. We expressly disclaim any obligation to update the information in any public disclosure if any forward-looking statement later turns out to be inaccurate.

Invesco Ltd.
U.S. GAAP Condensed Consolidated Income Statements
(Unaudited, in millions, other than per share amounts)

	Q4-23	Q3-23	% Change	Q4-22	% Change
Operating revenues:
Investment management fees	$1,003.3	$1,041.3	(3.6)%	$1,007.1	(0.4)%
Service and distribution fees	344.6	353.5	(2.5)%	332.5	3.6%
Performance fees	19.5	2.0	875.0%	55.0	(64.5)%
Other	46.0	45.2	1.8%	48.8	(5.7)%
Total operating revenues	1,413.4	1,442.0	(2.0)%	1,443.4	(2.1)%
Operating expenses:
Third-party distribution, service and advisory	459.4	448.2	2.5%	447.3	2.7%
Employee compensation	468.8	478.5	(2.0)%	464.2	1.0%
Marketing	25.7	23.7	8.4%	31.8	(19.2)%
Property, office and technology	139.1	135.4	2.7%	139.6	(0.4)%
General and administrative	135.9	117.2	16.0%	109.6	24.0%
Transaction, integration, and restructuring	—	—	N/A	(13.6)	(100.0)%
Amortization and impairment of intangible assets	1,260.3	11.3	11,053.1%	19.4	6,396.4%
Total operating expenses	2,489.2	1,214.3	105.0%	1,198.3	107.7%
Operating income/(loss)	(1,075.8)	227.7	N/A	245.1	N/A
Other income/(expense):
Equity in earnings of unconsolidated affiliates	9.1	16.9	(46.2)%	27.8	(67.3)%
Interest and dividend income	21.3	10.8	97.2%	17.8	19.7%
Interest expense	(16.8)	(17.3)	(2.9)%	(17.6)	(4.5)%
Other gains/(losses), net	73.0	(23.3)	N/A	30.6	138.6%
Other income/(expense) of CIP, net	55.7	15.2	266.4%	86.7	(35.8)%
Income/(loss) before income taxes	(933.5)	230.0	N/A	390.4	N/A
Income tax provision	266.4	(61.3)	N/A	(89.6)	N/A
Net income/(loss)	(667.1)	168.7	N/A	300.8	N/A
Net (income)/loss attributable to noncontrolling interests in consolidated entities	(16.0)	21.9	N/A	(53.8)	(70.3)%
Less: Dividends declared on preferred shares	(59.2)	(59.2)	—%	(59.2)	—%
Net income/(loss) attributable to Invesco Ltd.	($742.3)	$131.4	N/A	$187.8	N/A

Earnings per common share:
---basic	($1.64)	$0.29	N/A	$0.41	N/A
---diluted	($1.64)	$0.29	N/A	$0.41	N/A

Average common shares outstanding:
---basic	451.7	451.7	—%	457.0	(1.2)%
---diluted	453.1	453.1	—%	459.1	(1.3)%

Invesco Ltd.
U.S. GAAP Condensed Consolidated Income Statements
(Unaudited, in millions, other than per share amounts)

	For the year ended December 31,
	2023	2022	% Change
Operating revenues:
Investment management fees	$4,106.0	$4,358.4	(5.8)%
Service and distribution fees	1,374.6	1,405.5	(2.2)%
Performance fees	46.7	68.2	(31.5)%
Other	189.1	216.8	(12.8)%
Total operating revenues	5,716.4	6,048.9	(5.5)%
Operating expenses:
Third-party distribution, service and advisory	1,825.2	1,886.2	(3.2)%
Employee compensation	1,885.8	1,725.1	9.3%
Marketing	103.4	114.9	(10.0)%
Property, office and technology	546.0	539.8	1.1%
General and administrative	450.4	380.2	18.5%
Transaction, integration, and restructuring	41.6	21.2	96.2%
Amortization and impairment of intangible assets	1,298.8	63.8	1,935.7%
Total operating expenses	6,151.2	4,731.2	30.0%
Operating income/(loss)	(434.8)	1,317.7	N/A
Other income/(expense):
Equity in earnings of unconsolidated affiliates	71.3	106.1	(32.8)%
Interest and dividend income	47.8	24.4	95.9%
Interest expense	(70.5)	(85.2)	(17.3)%
Other gains and losses, net	98.0	(139.5)	N/A
Other income/(expense) of CIP, net	50.3	24.2	107.9%
Income/(loss) before income taxes	(237.9)	1,247.7	N/A
Income tax provision	69.7	(322.2)	N/A
Net income/(loss)	(168.2)	925.5	N/A
Net (income)/loss attributable to noncontrolling interests in consolidated entities	71.3	(4.8)	N/A
Less: Dividends declared on preferred shares	(236.8)	(236.8)	—%
Net income/(loss) attributable to Invesco Ltd.	($333.7)	$683.9	N/A

Earnings per common share:
---basic	($0.73)	$1.50	N/A
---diluted	($0.73)	$1.49	N/A

Average common shares outstanding:
---basic	454.8	457.5	(0.6)%
---diluted	456.2	459.5	(0.7)%

Invesco Ltd.
Non-GAAP Information and Reconciliations

We utilize the following non-GAAP performance measures: net revenues (and by calculation, net revenue yield on AUM), adjusted operating income, adjusted operating margin, adjusted net income attributable to Invesco Ltd., and adjusted diluted EPS. We believe the adjusted measures provide valuable insight into our ongoing operational performance and assist in comparisons to our competitors. These measures also assist management with the establishment of operational budgets and forecasts. The most directly comparable U.S. GAAP measures are operating revenues (and by calculation, gross revenue yield on AUM), operating income, operating margin, net income attributable to Invesco Ltd., and diluted EPS.

The following are reconciliations of operating revenues, operating income (and by calculation, operating margin), and net income attributable to Invesco Ltd. (and by calculation, diluted EPS) on a U.S. GAAP basis to a non-GAAP basis of net revenues, adjusted operating income (and by calculation, adjusted operating margin), and adjusted net income attributable to Invesco Ltd. (and by calculation, adjusted diluted EPS). In addition, a reconciliation of adjusted operating expenses is provided below, together with reconciliations of the U.S. GAAP operating expense lines to provide further analysis of the non-GAAP adjustments. These non-GAAP measures should not be considered as substitutes for any U.S. GAAP measures and may not be comparable to other similarly titled measures of other companies. The tax effect of the reconciling items is based on the tax jurisdiction attributable to the transactions. These measures are described more fully in the company's Forms 10-K and 10-Q. Refer to these public filings for additional information about the company's non-GAAP performance measures.

Reconciliation of Operating revenues to Net revenues:

	Quarter				Year
(in millions)	Q4-23	Q3-23		Q4-22	2023	2022
Operating revenues, U.S. GAAP basis	$1,413.4	$1,442.0		$1,443.4	$5,716.4	$6,048.9
Revenue Adjustments (2)
Investment management fees	(187.5)	(193.7)		(180.2)	(766.4)	(764.7)
Service and distribution fees	(236.3)	(219.2)		(231.0)	(911.7)	(961.1)
Other	(35.6)	(35.3)		(36.1)	(147.1)	(160.4)
Total Revenue Adjustments	(459.4)	(448.2)		(447.3)	(1,825.2)	(1,886.2)
Invesco Great Wall (1)	79.5	90.7		97.9	368.3	432.7
CIP (3)	12.4	13.7		14.1	51.2	49.6
Net revenues	$1,045.9	$1,098.2		$1,108.1	$4,310.7	$4,645.0
			$1,108.1

Reconciliation of Operating income/(loss) to Adjusted operating income:

	Quarter			Year
(in millions)	Q4-23	Q3-23	Q4-22	2023	2022
Operating income/(loss), U.S. GAAP basis	($1,075.8)	$227.7	$245.1	($434.8)	$1,317.7
Invesco Great Wall (1)	41.6	52.1	65.0	201.9	262.7
CIP (3)	23.7	24.7	19.1	84.8	65.7
Transaction, integration, and restructuring (4)	—	—	(13.6)	41.6	21.2
Amortization and impairment of intangible assets (8)	1,260.3	11.3	19.4	1,298.8	63.8
Compensation expense related to market valuation changes in deferred compensation plans (10)	25.6	(6.6)	13.9	41.2	(46.3)
General and administrative (7)	—	—	(10.0)	(20.0)	(70.0)
Adjusted operating income	$275.4	$309.2	$338.9	$1,213.5	$1,614.8

Operating margin (5)	(76.1%)	15.8%	17.0%	(7.6%)	21.8%
Adjusted operating margin (6)	26.3%	28.2%	30.6%	28.2%	34.8%

Reconciliation of Net income attributable to Invesco Ltd. to Adjusted net income attributable to Invesco Ltd.

	Quarter			Year
(in millions)	Q4-23	Q3-23	Q4-22	2023	2022
Net income/(loss) attributable to Invesco Ltd., U.S. GAAP basis	($742.3)	$131.4	$187.8	($333.7)	$683.9
Adjustments (excluding tax):
Transaction, integration, and restructuring (4)	—	—	(13.6)	41.6	21.2
Amortization and impairment of intangible assets (8)	1,260.3	11.3	19.4	1,298.8	63.8
Deferred compensation plan market valuation changes and dividend income less compensation expense (10)	(18.0)	15.9	(16.3)	(18.6)	73.6
General and administrative (7)	—	—	(10.0)	(20.0)	(70.0)
Total adjustments excluding tax	$1,242.3	$27.2	($20.5)	$1,301.8	$88.6
Tax adjustment for amortization of intangible assets and goodwill (9)	4.5	4.4	2.9	16.7	14.2
Tax adjustment for impairment of intangible assets	(296.1)	—	—	(296.1)	—
Other tax effects of adjustments above	4.3	(3.8)	7.6	1.0	(13.5)
Adjusted net income attributable to Invesco Ltd (11)	$212.7	$159.2	$177.8	$689.7	$773.2

Average common shares outstanding - diluted	453.1	453.1	459.1	456.2	459.5
Diluted EPS	($1.64)	$0.29	$0.41	($0.73)	$1.49
Adjusted diluted EPS (12)	$0.47	$0.35	$0.39	$1.51	$1.68

Reconciliation of Operating expenses to Adjusted operating expenses:

	Quarter			Year
(in millions)	Q4-23	Q3-23	Q4-22	2023	2022
Operating expenses, U.S. GAAP basis	$2,489.2	$1,214.3	$1,198.3	$6,151.2	$4,731.2
Invesco Great Wall (1)	37.9	38.6	32.9	166.4	170.0
Third party distribution, service, and advisory expenses	(459.4)	(448.2)	(447.3)	(1,825.2)	(1,886.2)
CIP	(11.3)	(11.0)	(5.0)	(33.6)	(16.1)
Transaction, integration, and restructuring (4)	—	—	13.6	(41.6)	(21.2)
Amortization and impairment of intangible assets (8)	(1,260.3)	(11.3)	(19.4)	(1,298.8)	(63.8)
Compensation expense related to market valuation changes in deferred compensation plans (10)	(25.6)	6.6	(13.9)	(41.2)	46.3
General and administrative (7)	—	—	10.0	20.0	70.0
Adjusted operating expenses	$770.5	$789.0	$769.2	$3,097.2	$3,030.2

Employee compensation, U.S. GAAP basis	$468.8	$478.5	$464.2	$1,885.8	$1,725.1
Invesco Great Wall (1)	27.6	28.8	24.1	126.2	133.0
Compensation expense related to market valuation changes in deferred compensation plans (10)	(25.6)	6.6	(13.9)	(41.2)	46.3
Adjusted employee compensation	$470.8	$513.9	$474.4	$1,970.8	$1,904.4

Marketing, U.S. GAAP basis	$25.7	$23.7	$31.8	$103.4	$114.9
Invesco Great Wall (1)	2.5	2.8	2.1	11.3	11.2
Adjusted marketing	$28.2	$26.5	$33.9	$114.7	$126.1

Property, office and technology, U.S. GAAP basis	$139.1	$135.4	$139.6	$546.0	$539.8
Invesco Great Wall (1)	5.4	5.0	5.0	20.8	18.9
Adjusted property, office and technology	$144.5	$140.4	$144.6	$566.8	$558.7

General and administrative, U.S. GAAP basis	$135.9	$117.2	$109.6	$450.4	$380.2
Invesco Great Wall (1)	2.4	2.0	1.7	8.1	6.9
CIP (3)	(11.3)	(11.0)	(5.0)	(33.6)	(16.1)
Recoveries of previously disclosed losses(7)	—	—	10.0	20.0	70.0
Adjusted general and administrative	$127.0	$108.2	$116.3	$444.9	$441.0

Transaction, integration, and restructuring, U.S. GAAP basis	$—	$—	($13.6)	$41.6	$21.2
Transaction, integration, and restructuring(4)	—	—	13.6	(41.6)	(21.2)
Adjusted transaction, integration, and restructuring	$—	$—	$—	$—	$—

Amortization and impairment of intangible assets, U.S. GAAP basis	$1,260.3	$11.3	$19.4	$1,298.8	$63.8
Amortization and impairment of intangible assets	(1,260.3)	(11.3)	(19.4)	(1,298.8)	(63.8)
Adjusted amortization and impairment of intangible assets	$—	$—	$—	$—	$—

(1)    Invesco Great Wall: The company reflects 100% of Invesco Great Wall in its net revenues and adjusted operating income (and by calculation, adjusted operating margin). The company's non GAAP operating results reflect the economics of these holdings on a basis consistent with the underlying AUM and flows. Adjusted net income is reduced by the amount of earning attributable to the 51% noncontrolling interests.

(2)    Revenue adjustments: The company calculates net revenues by reducing operating revenues to exclude fees that are passed through to external parties who perform functions on behalf of, and distribute, the company's managed funds. The net revenue presentation assists in identifying the revenue contribution generated by the company, removing distortions caused by the differing distribution channel fees and allowing for a fair comparison with U.S peer investment managers and within Invesco's own investment units. Additionally, management evaluates net revenue yield on AUM which is equal to net revenues divided by average AUM during the reporting period, as an indicator of the basis point net revenues we receive for each dollar of AUM we manage.

Investment management fees are adjusted by renewal commissions and certain administrative fees. Service and distributions fees are primarily adjusted by distribution fees passed through to broker dealers for certain share classes and pass through fund-related costs.
Other revenues are primarily adjusted by transaction fees passed through to third parties.

3)    CIP: The company believes that the CIP may impact a reader's analysis of our underlying results of operations and could result in investor confusion or the production of information about the company by analysts or external credit rating agencies that is not reflective of the underlying results of operations and financial condition of the company. Accordingly, the company believes that it is appropriate to adjust operating revenues and operating income for the impact of CIP in calculating the respective net revenues and adjusted operating income (and by calculation, adjusted operating margin).

(4)    Transaction, integration and restructuring: The company believes it is useful to adjust for the transaction, integration and restructuring charges in arriving at adjusted operating income, adjusted operating margin, adjusted net income, and adjusted diluted EPS, as this will aid comparability of our results period to period, and aid comparability with peer companies that may not have similar acquisition and restructuring related charges.

(5)    Operating margin is equal to operating income divided by operating revenues.

(6)     Adjusted operating margin is equal to adjusted operating income divided by net revenues.

(7)    General and administrative: The adjustments remove insurance recoveries related to fund-related losses incurred in prior periods.

(8)    Amortization and impairment of intangible assets: The company removes amortization and non-cash impairment expense related to acquired assets in arriving at adjusted operating income, adjusted operating margin and adjusted diluted EPS, as this will aid comparability of our results period to period, and aid comparability with peer companies that may not have similar acquisition-related charges.

(9)    Tax adjustment for amortization of intangible assets and goodwill: The company reflects the tax benefit realized on the tax amortization of goodwill and intangible assets in adjusted net income. The company believes it is useful to include this tax benefit in arriving at the adjusted diluted EPS measure.

(10)    Market movement on deferred compensation plan liabilities: Certain deferred compensation plan awards involve a return to the employee linked to the appreciation (depreciation) of specified investments. The company hedges economically the exposure to market movements for these investments. Since these plans are hedged economically, the company believes it is useful to reflect the offset ultimately achieved from hedging the market exposure in the calculation of adjusted operating income (and by calculation, adjusted operating margin) and adjusted net income (and by calculation, adjusted diluted EPS) to produce results that will be more comparable period to period.

(11)    The effective tax rate on adjusted net income attributable to Invesco Ltd. is 9.9% (third quarter 2023: 23.6%; fourth quarter 2022: 26.9%).

(12)    Adjusted diluted EPS is equal to adjusted net income attributable to Invesco Ltd. divided by the weighted average number of common and restricted common shares outstanding.

Invesco Ltd.
Assets Under Management

	Three Months Ended				Twelve Months Ended
(in billions)	December 31, 2023	September 30, 2023	% Change	December 31, 2022	December 31, 2023	December 31, 2022	% Change
Beginning Assets	$1,487.3	$1,538.2	(3.3)%	$1,323.3	$1,409.2	$1,610.9	(12.5)%
Long-term inflows	81.0	67.4	20.2%	73.9	299.1	330.3	(9.4)%
Long-term outflows	(74.3)	(64.8)	14.7%	(77.1)	(288.9)	(330.8)	(12.7)%
Net long-term flows	6.7	2.6	157.7%	(3.2)	10.2	(0.5)	N/A
Net flows in non-management fee earning AUM (a)	3.1	3.6	(13.9)%	(2.1)	6.2	(3.2)	N/A
Net flows in money market funds	(18.1)	(16.1)	12.4%	30.1	(11.1)	56.4	N/A
Total net flows	(8.3)	(9.9)	(16.2)%	24.8	5.3	52.7	(89.9)%
Reinvested distributions	8.4	1.1	663.6%	11.7	11.5	15.2	(24.3)%
Market gains and losses	86.9	(34.2)	N/A	34.8	161.1	(243.5)	N/A
Dispositions	—	(1.4)	N/A	—	(1.4)	—	N/A
Foreign currency translation	11.0	(6.5)	N/A	14.6	(0.4)	(26.1)	(98.5)%
Ending Assets	$1,585.3	$1,487.3	6.6%	$1,409.2	$1,585.3	$1,409.2	12.5%

Ending long-term AUM	$1,153.7	$1,070.5	7.8%	$1,050.6	$1,153.7	$1,050.6	9.8%
Average long-term AUM	$1,095.0	$1,101.0	(0.5)%	$1,042.4	$1,091.3	$1,104.8	(1.2)%
Average AUM	$1,515.6	$1,528.7	(0.9)%	$1,391.5	$1,500.6	$1,452.5	3.3%
Average QQQ AUM	$209.6	$203.4	3.0%	$152.5	$187.5	$169.1	10.9%

	Three Months Ended December 31, 2023		Twelve months ended December 31, 2023
By investment approach (in billions)	Active(d)	Passive(d)	Active(d)	Passive(d)
Beginning Assets	$966.1	$521.2	$976.2	$433.0
Long-term inflows	41.3	39.7	164.3	134.8
Long-term outflows	(48.5)	(25.8)	(193.3)	(95.6)
Net long-term flows	(7.2)	13.9	(29.0)	39.2
Net flows in non-management fee earning AUM (a)	—	3.1	—	6.2
Net flows in money market funds	(18.1)	—	(11.1)	—
Total net flows	(25.3)	17.0	(40.1)	45.4
Reinvested distributions	8.4	—	11.5	—
Market gains and losses	26.9	60.0	40.0	121.1
Dispositions	—	—	(1.4)	—
Foreign currency translation	9.2	1.8	(0.9)	0.5
Ending Assets	$985.3	$600.0	$985.3	$600.0

Average AUM	$966.5	$549.1	$992.3	$508.3

	Three Months Ended December 31, 2023		Twelve months ended December 31, 2023
By channel: (in billions)	Retail	Institutional	Retail	Institutional
Beginning Assets	$942.4	$544.9	$872.3	$536.9
Long-term inflows	60.8	20.2	219.9	79.2
Long-term outflows	(56.2)	(18.1)	(214.5)	(74.4)
Net long-term flows	4.6	2.1	5.4	4.8
Net flows in non-management fee earning AUM (a)	4.2	(1.1)	5.9	0.3
Net flows in money market funds	0.3	(18.4)	1.4	(12.5)
Total net flows	9.1	(17.4)	12.7	(7.4)
Reinvested distributions	8.2	0.2	11.0	0.5
Market gains and losses	78.1	8.8	145.2	15.9
Dispositions	—	—	—	(1.4)
Foreign currency translation	4.2	6.8	0.8	(1.2)
Ending Assets	$1,042.0	$543.3	$1,042.0	$543.3

See the footnotes immediately following these tables.

	Three Months Ended December 31, 2023			Twelve months ended December 31, 2023
By client domicile: (in billions)	Americas	Asia Pacific	EMEA	Americas	Asia Pacific	EMEA
Beginning Assets	$1,069.2	$220.5	$197.6	$999.4	$223.5	$186.3
Long-term inflows	43.3	20.6	17.1	154.0	77.1	68.0
Long-term outflows	(41.8)	(14.8)	(17.7)	(156.0)	(67.0)	(65.9)
Net long-term flows	1.5	5.8	(0.6)	(2.0)	10.1	2.1
Net flows in non-management fee earning AUM (a)	1.3	0.1	1.7	7.2	(0.3)	(0.7)
Net flows in money market funds	(17.5)	0.4	(1.0)	(11.7)	1.3	(0.7)
Total net flows	(14.7)	6.3	0.1	(6.5)	11.1	0.7
Reinvested distributions	8.3	—	0.1	11.3	—	0.2
Market gains and losses	70.4	1.9	14.6	130.4	6.3	24.4
Dispositions	—	—	—	(1.4)	—	—
Foreign currency translation	0.7	6.8	3.5	0.7	(5.4)	4.3
Ending Assets	$1,133.9	$235.5	$215.9	$1,133.9	$235.5	$215.9

	Three Months Ended December 31, 2023					Twelve months ended December 31, 2023
By asset class: (in billions)	Equity	Fixed Income	Balanced	Money Market (c)	Alternatives(b)	Equity	Fixed Income	Balanced	Money Market (c)	Alternatives(b)
Beginning Assets	$726.7	$312.6	$61.2	$209.8	$177.0	$637.0	$313.7	$67.1	$203.5	$187.9
Long-term inflows	41.1	27.4	2.7	—	9.8	151.3	104.5	12.4	—	30.9
Long-term outflows	(32.8)	(27.3)	(4.0)	—	(10.2)	(128.9)	(102.2)	(17.7)	—	(40.1)
Net long-term flows	8.3	0.1	(1.3)	—	(0.4)	22.4	2.3	(5.3)	—	(9.2)
Net flows in non-management fee earning AUM (a)	4.2	(1.1)	—	—	—	6.1	0.1	—	—	—
Net flows in money market funds	—	—	—	(18.1)	—	—	—	—	(11.1)	—
Total net flows	12.5	(1.0)	(1.3)	(18.1)	(0.4)	28.5	2.4	(5.3)	(11.1)	(9.2)
Reinvested distributions	6.6	0.5	0.9	0.1	0.3	7.2	1.8	1.3	0.3	0.9
Market gains and losses	73.6	10.0	0.8	0.1	2.4	149.3	9.8	(0.1)	0.6	1.5
Dispositions	—	—	—	—	—	—	—	—	—	(1.4)
Foreign currency translation	4.3	3.6	1.1	0.8	1.2	1.7	(2.0)	(0.3)	(0.6)	0.8
Ending Assets	$823.7	$325.7	$62.7	$192.7	$180.5	$823.7	$325.7	$62.7	$192.7	$180.5

Average AUM	$756.6	$318.4	$60.6	$202.0	$178.0	$723.0	$318.4	$64.7	$212.0	$182.6

See the footnotes immediately following these tables.

Invesco Ltd.
Assets Under Management - Active(d)

	Three Months Ended				Twelve Months Ended
(in billions)	December 31, 2023	September 30, 2023	% Change	December 31, 2022	December 31, 2023	December 31, 2022	% Change
Beginning Assets	$966.1	$1,016.6	(5.0)%	$914.1	$976.2	$1,082.5	(9.8)%
Long-term inflows	41.3	36.0	14.7%	42.9	164.3	197.9	(17.0)%
Long-term outflows	(48.5)	(46.9)	3.4%	(53.4)	(193.3)	(226.2)	(14.5)%
Net long-term flows	(7.2)	(10.9)	(33.9)%	(10.5)	(29.0)	(28.3)	2.5%
Net flows in money market funds	(18.1)	(16.1)	12.4%	30.1	(11.1)	56.4	N/A
Total net flows	(25.3)	(27.0)	(6.3)%	19.6	(40.1)	28.1	N/A
Reinvested distributions	8.4	1.1	663.6%	11.7	11.5	15.2	(24.3)%
Market gains and losses	26.9	(17.7)	N/A	18.0	40.0	(125.6)	N/A
Dispositions	—	(1.4)	N/A	—	(1.4)	—	N/A
Foreign currency translation	9.2	(5.5)	N/A	$12.8	(0.9)	(24.0)	(96.3)
Ending Assets	$985.3	$966.1	2.0%	$976.2	$985.3	$976.2	0.9%

Average long-term AUM	$764.5	$780.3	(2.0)%	$764.9	$780.4	$820.8	(4.9)%
Average AUM	$966.5	$994.5	(2.8)%	$952.0	$992.3	$988.2	0.4%

	Three Months Ended December 31, 2023		Twelve months ended December 31, 2023
By channel: (in billions)	Retail	Institutional	Retail	Institutional
Beginning Assets	$474.0	$492.1	$482.1	$494.1
Long-term inflows	25.4	15.9	98.8	65.5
Long-term outflows	(32.6)	(15.9)	(126.0)	(67.3)
Net long-term flows	(7.2)	—	(27.2)	(1.8)
Net flows in non-management fee earning AUM (a)	0.1	(0.1)	0.1	(0.1)
Net flows in money market funds	0.3	(18.4)	1.4	(12.5)
Total net flows	(6.8)	(18.5)	(25.7)	(14.4)
Reinvested distributions	8.2	0.2	11.0	0.5
Market gains and losses	22.6	4.3	33.7	6.3
Dispositions	—	—	—	(1.4)
Foreign currency translation	3.5	5.7	0.4	(1.3)
Ending Assets	$501.5	$483.8	$501.5	$483.8

	Three Months Ended December 31, 2023			Twelve months ended December 31, 2023
By client domicile: (in billions)	Americas	Asia Pacific	EMEA	Americas	Asia Pacific	EMEA
Beginning Assets	$667.7	$182.5	$115.9	$670.8	$191.0	$114.4
Long-term inflows	21.6	14.6	5.1	78.0	61.1	25.2
Long-term outflows	(29.9)	(11.6)	(7.0)	(109.7)	(55.0)	(28.6)
Net long-term flows	(8.3)	3.0	(1.9)	(31.7)	6.1	(3.4)
Net flows in money market funds	(17.5)	0.4	(1.0)	(11.7)	1.3	(0.7)
Total net flows	(25.8)	3.4	(2.9)	(43.4)	7.4	(4.1)
Reinvested distributions	8.3	—	0.1	11.3	—	0.2
Market gains and losses	20.5	0.6	5.8	33.4	(1.0)	7.6
Dispositions	—	—	—	(1.4)	—	—
Foreign currency translation	0.7	5.5	3.0	0.7	(5.4)	3.8
Ending Assets	$671.4	$192.0	$121.9	$671.4	$192.0	$121.9

See the footnotes immediately following these tables.

Invesco Ltd.
Assets Under Management - Active(d) (continued)

	Three Months Ended December 31, 2023					Twelve months ended December 31, 2023
By asset class: (in billions)	Equity	Fixed Income	Balanced	Money Market (c)	Alternatives(b)	Equity	Fixed Income	Balanced	Money Market (c)	Alternatives(b)
Beginning Assets	$282.1	$266.6	$60.4	$209.8	$147.2	$277.5	$273.0	$66.3	$203.5	$155.9
Long-term inflows	11.7	21.8	2.6	—	5.2	49.3	85.0	12.3	—	17.7
Long-term outflows	(17.3)	(20.4)	(3.9)	—	(6.9)	(64.5)	(85.3)	(17.6)	—	(25.9)
Net long-term flows	(5.6)	1.4	(1.3)	—	(1.7)	(15.2)	(0.3)	(5.3)	—	(8.2)
Net flows in money market funds	—	—	—	(18.1)	—	—	—	—	(11.1)	—
Total net flows	(5.6)	1.4	(1.3)	(18.1)	(1.7)	(15.2)	(0.3)	(5.3)	(11.1)	(8.2)
Reinvested distributions	6.6	0.5	0.9	0.1	0.3	7.2	1.8	1.3	0.3	0.9
Market gains and losses	16.7	8.3	0.7	0.1	1.1	31.9	7.8	(0.2)	0.6	(0.1)
Dispositions	—	—	—	—	—	—	—	—	—	(1.4)
Foreign currency translation	3.1	3.2	1.1	0.8	1.0	1.5	(2.3)	(0.3)	(0.6)	0.8
Ending Assets	$302.9	$280.0	$61.8	$192.7	$147.9	$302.9	$280.0	$61.8	$192.7	$147.9

Average AUM	$285.4	$272.2	$59.8	$202.0	$147.1	$291.6	$273.1	$63.9	$212.0	$151.8

See the footnotes immediately following these tables.

Invesco Ltd.
Assets Under Management - Passive(d)

	Three Months Ended				Twelve Months Ended
in billions	December 31, 2023	September 30, 2023	% Change	December 31, 2022	December 31, 2023	December 31, 2022	% Change
Beginning Assets	$521.2	$521.6	(0.1)%	$409.2	$433.0	$528.4	(18.1)%
Long-term inflows	39.7	31.4	26.4%	31.0	134.8	132.4	1.8%
Long-term outflows	(25.8)	(17.9)	44.1%	(23.7)	(95.6)	(104.6)	(8.6)%
Net long-term flows	13.9	13.5	3.0%	7.3	39.2	27.8	41.0%
Net flows in non-management fee earning AUM (a)	3.1	3.6	(13.9)%	(2.1)	6.2	(3.2)	N/A
Total net flows	17.0	17.1	(0.6)%	5.2	45.4	24.6	84.6%
Market gains and losses	60.0	(16.5)	N/A	16.8	121.1	(117.9)	N/A
Foreign currency translation	1.8	(1.0)	N/A	1.8	0.5	(2.1)	N/A
Ending Assets	$600.0	$521.2	15.1%	$433.0	$600.0	$433.0	38.6%

Average long-term AUM	$330.5	$320.7	3.1%	$277.4	$310.9	$284.0	9.5%
Average AUM	$549.1	$534.2	2.8%	$439.5	$508.3	$464.3	9.5%
Average QQQ AUM	$209.6	$203.4	3.0%	$152.5	$187.5	$169.1	10.9%

	Three Months Ended December 31, 2023		Twelve months ended December 31, 2023
By channel: (in billions)	Retail	Institutional	Retail	Institutional
Beginning Assets	$468.4	$52.8	$390.2	$42.8
Long-term inflows	35.4	4.3	121.1	13.7
Long-term outflows	(23.6)	(2.2)	(88.5)	(7.1)
Net long-term flows	11.8	2.1	32.6	6.6
Net flows in non-management fee earning AUM (a)	4.1	(1.0)	5.8	0.4
Total net flows	15.9	1.1	38.4	7.0
Market gains and losses	55.5	4.5	111.5	9.6
Foreign currency translation	0.7	1.1	0.4	0.1
Ending Assets	$540.5	$59.5	$540.5	$59.5

	Three Months Ended December 31, 2023			Twelve months ended December 31, 2023
By client domicile: (in billions)	Americas	Asia Pacific	EMEA	Americas	Asia Pacific	EMEA
Beginning Assets	$401.5	$38.0	$81.7	$328.6	$32.5	$71.9
Long-term inflows	21.7	6.0	12.0	76.0	16.0	42.8
Long-term outflows	(11.9)	(3.2)	(10.7)	(46.3)	(12.0)	(37.3)
Net long-term flows	9.8	2.8	1.3	29.7	4.0	5.5
Net flows in non-management fee earning AUM (a)	1.3	0.1	1.7	7.2	(0.3)	(0.7)
Total net flows	11.1	2.9	3.0	36.9	3.7	4.8
Market gains and losses	49.9	1.3	8.8	97.0	7.3	16.8
Foreign currency translation	—	1.3	0.5	—	—	0.5
Ending Assets	$462.5	$43.5	$94.0	$462.5	$43.5	$94.0

See the footnotes immediately following these tables.

Invesco Ltd.
Assets Under Management - Passive(d) (continued)

	Three Months Ended December 31, 2023					Twelve months ended December 31, 2023
By asset class: (in billions)	Equity	Fixed Income	Balanced	Money Market (c)	Alternatives(b)	Equity	Fixed Income	Balanced	Money Market (c)	Alternatives(b)
Beginning Assets	$444.6	$46.0	$0.8	$—	$29.8	$359.5	$40.7	$0.8	$—	$32.0
Long-term inflows	29.4	5.6	0.1	—	4.6	102.0	19.5	0.1	—	13.2
Long-term outflows	(15.5)	(6.9)	(0.1)	—	(3.3)	(64.4)	(16.9)	(0.1)	—	(14.2)
Net long-term flows	13.9	(1.3)	—	—	1.3	37.6	2.6	—	—	(1.0)
Net flows in non-management fee earning AUM (a)	4.2	(1.1)	—	—	—	6.1	0.1	—	—	—
Total net flows	18.1	(2.4)	—	—	1.3	43.7	2.7	—	—	(1.0)
Market gains and losses	56.9	1.7	0.1	—	1.3	117.4	2.0	0.1	—	1.6
Foreign currency translation	1.2	0.4	—	—	0.2	0.2	0.3	—	—	—
Ending Assets	$520.8	$45.7	$0.9	$—	$32.6	$520.8	$45.7	$0.9	$—	$32.6

Average AUM	$471.2	$46.2	$0.8	$—	$30.9	$431.4	$45.3	$0.8	$—	$30.8

Invesco Ltd.
Footnotes to the Assets Under Management Tables

(a)Non-management fee earning AUM includes non-management fee earning ETFs, UIT and product leverage.

(b)The alternatives asset class includes absolute return, commodities, currencies, financial structures, global macro, long/short equity, managed futures, multi-alternatives, private capital - direct, private capital - fund of funds, private direct real estate, public real estate securities, senior secured loans and custom solutions.

(c)Long-term AUM excludes money market and non-management fee earning AUM. Ending AUM as of December 31, 2023 includes $192.7 billion in money market AUM and $238.9 billion in non-management fee earning AUM (September 30, 2023: $209.8 billion and $207.1 billion, respectively; December 31, 2022: $203.5 billion and $155.1 billion, respectively).

(d)Passive AUM include index-based ETFs, unit investment trusts (UITs), non-fee earning leverage and other passive mandates. Active AUM is total AUM less Passive AUM.

Invesco Ltd.
Investment Capabilities Performance Overview

	Benchmark Comparison				Peer Group Comparison
	% of AUM Ahead of Benchmark				% of AUM In Top Half of Peer Group
Equities (1)	1yr	3yr	5yr	10yr	1yr	3yr	5yr	10yr
U.S. Core (4%)	22%	43%	31%	17%	18%	11%	22%	12%
U.S. Growth (6%)	—%	11%	25%	41%	49%	—%	62%	11%
U.S. Value (7%)	63%	92%	63%	92%	63%	63%	63%	50%
Sector (1%)	64%	8%	2%	25%	73%	29%	31%	54%
UK (1%)	95%	66%	45%	48%	72%	100%	47%	47%
Canadian (<1%)	89%	100%	100%	47%	100%	89%	100%	—%
Asian (4%)	48%	64%	67%	88%	45%	42%	36%	82%
Continental European (2%)	67%	82%	27%	66%	77%	80%	41%	70%
Global (6%)	84%	44%	82%	74%	96%	42%	45%	35%
Global Ex U.S. and Emerging Markets (7%)	89%	18%	46%	99%	43%	42%	34%	13%
Fixed Income (1)
Money Market (26%)	99%	96%	99%	100%	85%	86%	85%	100%
U.S. Fixed Income (11%)	84%	86%	85%	97%	48%	44%	70%	92%
Global Fixed Income (6%)	86%	62%	95%	95%	80%	68%	73%	94%
Stable Value (5%)	—%	99%	100%	100%	97%	97%	97%	100%
Other (1)
Alternatives (5%)	68%	58%	78%	73%	50%	61%	45%	55%
Balanced (7%)	38%	47%	64%	63%	56%	79%	93%	94%
Note:    Excludes passive products, closed-end funds, private equity limited partnerships, non-discretionary funds, unit investment trusts, fund of funds with component funds managed by Invesco, stable value building block funds and CDOs. Certain funds and products were excluded from the analysis because of limited benchmark or peer group data. Had these been available, results may have been different. These results are preliminary and subject to revision.
AUM measured in the one, three, five and ten year quartile rankings represents 42%, 42%, 42% and 38% of total Invesco AUM, respectively, and AUM measured versus benchmark on a one, three, five and ten year basis represents 54%, 54%, 50% and 45% of total Invesco AUM as of December 31, 2023. Peer group rankings are sourced from a widely-used third party ranking agency in each fund’s market (e.g., Morningstar, IA, Lipper, eVestment, Mercer, Galaxy, SITCA, Value Research) and asset-weighted in USD. Rankings are as of prior quarter-end for most institutional products and prior month-end for Australian retail funds due to their late release by third parties. Rankings are calculated against all funds in each peer group. Rankings for the primary share class of the most representative fund in each composite are applied to all products within each composite. Performance assumes the reinvestment of dividends. Past performance is not indicative of future results and may not reflect an investor’s experience.

(1)    Numbers in parenthesis reflect AUM for each investment product (see Note above for exclusions) as a percentage of the total AUM for the 5 year peer group ($661.9 billion).

Invesco Ltd.
Supplemental Information(1)

	For the three months ended December 31, 2023			For the three months ended December 31, 2022
Cash flow information (in millions)	U.S. GAAP	Impact of CIP	Excluding CIP	U.S. GAAP	Impact of CIP	Excluding CIP
Invesco and CIP cash and cash equivalents, beginning of period	$1,555.1	$(313.6)	$1,241.5	$1,226.0	$(202.4)	$1,023.6
Cash flows from operating activities	714.3	(364.4)	349.9	456.5	(38.6)	417.9
Cash flows from investing activities	(261.6)	261.9	0.3	(130.6)	27.9	(102.7)
Cash flows from financing activities	(110.3)	(43.5)	(153.8)	(168.1)	18.6	(149.5)
Increase/(decrease) in cash and cash equivalents	342.4	(146.0)	196.4	157.8	7.9	165.7
Foreign exchange movement on cash and cash equivalents	34.1	(2.8)	31.3	50.3	(4.9)	45.4
Cash and cash equivalents, end of the period	$1,931.6	$(462.4)	$1,469.2	$1,434.1	$(199.4)	$1,234.7

	For the year ended December 31, 2023			For the year ended December 31, 2022
Cash flow information (in millions)	U.S. GAAP	Impact of CIP	Excluding CIP	U.S. GAAP	Impact of CIP	Excluding CIP
Invesco and CIP cash and cash equivalents, beginning of period	$1,434.1	$(199.4)	$1,234.7	$2,147.1	$(250.7)	$1,896.4
Cash flows from operating activities	1,300.8	(136.6)	1,164.2	703.2	414.1	1,117.3
Cash flows from investing activities	(244.3)	72.8	(171.5)	(375.6)	81.5	(294.1)
Cash flows from financing activities	(585.4)	(196.8)	(782.2)	(966.9)	(449.4)	(1,416.3)
Increase/(decrease) in cash and cash equivalents	471.1	(260.6)	210.5	(639.3)	46.2	(593.1)
Foreign exchange movement on cash and cash equivalents	26.4	(2.4)	24.0	(73.7)	5.1	(68.6)
Cash and cash equivalents, end of the period	$1,931.6	$(462.4)	$1,469.2	$1,434.1	$(199.4)	$1,234.7

(1)     These tables include non-GAAP presentations. Cash held by CIP is not available for use by Invesco. Additionally, there is no recourse to Invesco for CIP debt. The cash flows of CIP do not form part of the company’s cash flow management processes, nor do they form part of the company’s significant liquidity evaluations and decisions. Policyholder assets and liabilities are equal and offsetting and have no impact on Invesco’s shareholder’s equity. The impact of cash inflows/outflows from policyholder assets and liabilities are reflected within cash flows from operating activities as changes in receivable and/or payables, as applicable.

Invesco Ltd.
Supplemental Information(1)

	As of December 31, 2023				As of December 31, 2022
Balance Sheet information (in millions)	U.S. GAAP	Impact of CIP	Impact of Policyholders	As Adjusted	U.S. GAAP	Impact of CIP	Impact of Policyholders	As Adjusted
ASSETS
Cash and cash equivalents	$1,469.2	$—	$—	$1,469.2	$1,234.7	—	—	$1,234.7
Investments	919.1	527.4	—	1,446.5	996.6	376.8	—	1,373.4
Investments and other assets of CIP	9,016.0	(9,016.0)	—	—	8,735.1	(8,735.1)	—	—
Cash and cash equivalents of CIP	462.4	(462.4)	—	—	199.4	(199.4)	—	—
Assets held for policyholders	393.9	—	(393.9)	—	668.7	—	(668.7)	—
Goodwill and intangible assets, net	14,539.6	—	—	14,539.6	15,698.9	—	—	15,689.9
Other assets (2)	2,133.6	18.8	—	2,152.4	2,223.4	9.8	—	2,233.2
Total assets	28,933.8	(8,932.2)	(393.9)	19,607.7	29,756.8	(8,547.9)	(668.7)	20,540.2
LIABILITIES
Debt of CIP	7,121.8	(7,121.8)	—	—	6,590.4	(6,590.4)	—	—
Other liabilities of CIP	492.1	(492.1)	—	—	329.6	(329.6)	—	—
Policyholder payables	393.9	—	(393.9)	—	668.7	—	(668.7)	—
Debt	1,489.5	—	—	1,489.5	1,487.6	—	—	1,487.6
Other liabilities (3)	3,520.5	—	—	3,520.5	3,838.3	—	—	3,838.3
Total liabilities	13,017.8	(7,613.9)	(393.9)	5,010.0	12,914.6	(6,920.0)	(668.7)	5,325.9
EQUITY
Total equity attributable to Invesco Ltd.	14,597.6	0.1	—	14,597.7	15,213.6	0.1	—	15,213.7
Noncontrolling interests (4)	1,318.4	(1,318.4)	—	—	1,628.6	(1,628.0)	—	0.6
Total equity	15,916.0	(1,318.3)	—	14,597.7	16,842.2	(1,627.9)	—	15,214.3
Total liabilities and equity	$28,933.8	$(8,932.2)	$(393.9)	$19,607.7	$29,756.8	$(8,547.9)	$(668.7)	$20,540.2

1) These tables include non-GAAP presentations. Cash held by CIP is not available for use by Invesco. Additionally, there is no recourse to Invesco for CIP debt. The cash flows of CIP do not form part of the company’s cash flow management processes, nor do they form part of the company’s significant liquidity evaluations and decisions. Policyholder assets and liabilities are equal and offsetting and have no impact on Invesco’s shareholder’s equity. The impact of cash inflows/outflows from policyholder assets and liabilities are reflected within cash flows from operating activities as changes in receivable and/or payables, as applicable.

(2) Amounts include accounts receivable, prepaid assets, unsettled funds receivables, property, equipment and software, right-of-use asset, and other assets.

(3) Amounts include accrued compensation and benefits, unsettled funds payables, accounts payable and accrued expenses, lease liability, and deferred tax liabilities.

(4) Amounts include redeemable noncontrolling interests in consolidated entities and equity attributable to nonredeemable noncontrolling interests in consolidated entities.